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                                                                     Exhibit 8.1

                                  Subsidiaries

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Name                                                   Location and                                 Percentage
                                                       Country of Incorporation                     of ownership
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
BE Semiconductor Industries USA, Inc.                  Londonderry, New Hampshire, USA              100%
Besi USA Inc.                                          Londonderry, New Hampshire, USA              100%
Fico B.V.                                              Duiven, the Netherlands                      100% (1)
Fico Molding Systems B.V.                              Duiven, the Netherlands                      100% (1)
Fico Trim & Form Integration Systems B.V.              Duiven, the Netherlands                      100% (1)
Fico Tooling B.V.                                      Duiven, the Netherlands                      100% (1)
Fico Tooling Leshan Company Ltd.                       Leshan, China                                87%
Fico Asia SDN. BHD.                                    Shah Alam, Malaysia                          100% (2)
ASM Fico (F.E.) SDN. BHD.                              Shah Alam, Malaysia                          99.9%(3)
Besi Korea Ltd.                                        Seoul, Korea                                 100%
Fico Hong Kong Ltd.                                    Hong Kong, China                             100%
Fico Sales & Service Pte. Ltd.                         Singapore                                    100%
Meco International B.V.                                Drunen, the Netherlands                      100%
Meco Equipment Engineers B.V.                          Drunen, the Netherlands                      100%
Besi Japan Co. Ltd.                                    Tokyo, Japan                                 100%
Fico Singulation B.V.                                  Drunen, the Netherlands                      100%
Besi Taiwan Ltd.                                       Taipei, Taiwan                               100%
Meco Equipment Engineers (Far East) Pte Ltd.           Singapore                                    100%
Laurier, Inc.                                          Londonderry, New Hampshire, USA              100%
Besi Austria Holding GmbH                              Vienna, Austria                              100%
Datacon Beteiligungs GmbH                              Vienna, Austria                              100%
Datacon Technology GmbH                                Radfeld, Austria                             100%
Datacon Eurotec GmbH                                   Berlin, Germany                              100%
Datacon Hungary Termelo Kft.                           Gyor, Hungary                                100% (2)
Datacon Asia Pacific Pte. Ltd.                         Singapore                                    100%
Datacon North America Inc.                             Wilmington, Delaware, USA                    100%
Datacon Korea Ltd.                                     Seoul, Korea                                 100%
Datacon Philippines, Inc.                              Muntinlupa City, Philippines                 100%

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(1)   Fico Molding Systems B.V., Fico Trim & Form Integrations B.V. and Fico
      Tooling B.V. merged effective January 12, 2006 and changed the name of the combined company to Fico B.V. Fico B.V. was renamed to Fico International B.V.

(2) In order to comply with local corporate law, a minority shareholding (less than 0.1%) is held by the management of these respective companies.

(3) In order to comply with local corporate law, a minority shareholding is held by the management of this company.